EXHIBIT 16



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                           LBB & ASSOCIATES LTD., LLP
                        10260 Westheimer Road, Suite 310
                                Houston, TX 77042
                    Phone: (713) 800-4343 Fax: (713) 456-2408



August 21, 2012

Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

Colorado Gold Mines, Inc. (formerly: Cascade Springs, Ltd.) (the "Company") provided to us a copy of the Company's response to Item 4.01 of Form 8-K, dated August 21, 2012. We have read the Company's statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm

Very truly yours,

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
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